Exhibit 99.1

Anworth Reports Fourth Quarter 2017 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 14, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the fourth quarter ended December 31, 2017.

Earnings

The following table summarizes the Company’s core earnings, GAAP net income to common stockholders, and comprehensive income for the three months ended December 31, 2017:

	Three Months Ended
	December 31, 2017
Earnings	Earnings	Per Weighted Share
	(in thousands)
	(unaudited)
Core earnings	$13,967	$0.14
GAAP net income to common stockholders	$13,926	$0.14
Comprehensive income	$3,967	$0.04

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on the consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of the net income to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At December 31, 2017 and September 30, 2017, the composition of the Company’s portfolio at fair value was as follows:

	December 31, 2017		September 30, 2017
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$2,136,543	33.1%	$2,291,063	35.5%
Fixed-rate Agency MBS	2,142,254	33.3%	1,989,471	30.8%
TBA Agency MBS	756,701	11.7%	761,333	11.8%
Total Agency MBS	$5,035,498	78.1%	$5,041,867	78.1%
Non-Agency MBS	760,825	11.8%	728,075	11.3%
Residential mortgage loans(1)	639,351	9.9%	667,880	10.4%
Residential real estate	14,143	0.2%	14,185	0.2%
Total Portfolio	$6,449,817	100.0%	$6,452,007	100.0%
Total Assets(2)	$6,522,242		$6,545,120
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At December 31, 2017, the allocation of the Company’s agency mortgage-backed securities (“Agency MBS”) was approximately 42% adjustable-rate and hybrid adjustable-rate Agency MBS, 43% fixed-rate Agency MBS, and 15% fixed-rate TBA Agency MBS. At September 30, 2017, the allocation of the Company’s Agency MBS was approximately 46% adjustable-rate and hybrid adjustable-rate Agency MBS, 39% fixed-rate Agency MBS, and 15% fixed-rate TBA Agency MBS, both periods of which are detailed below (dollar amounts in thousands):

	December 31, 2017	September 30, 2017
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$5,035,498	$5,041,867
Adjustable-rate Agency MBS coupon reset less than 1 year	24%	26%
Hybrid adjustable-rate Agency MBS coupon reset 1-2 years	3	2
Hybrid adjustable-rate Agency MBS coupon reset 2-3 years	4	6
Hybrid adjustable-rate Agency MBS coupon reset 3-4 years	1	1
Hybrid adjustable-rate Agency MBS coupon reset 4-5 years	3	2
Hybrid adjustable-rate Agency MBS coupon reset 5-7 years	4	6
Hybrid adjustable-rate Agency MBS coupon reset greater than 7 years	3	3
Total adjustable-rate Agency MBS	42%	46%
15-year fixed-rate TBA Agency MBS	15	15
15-year fixed-rate Agency MBS	25	26
20-year and 30-year fixed-rate Agency MBS	18	13
Total fair value of Agency MBS and TBA Agency MBS	100%	100%

At December 31, 2017 and September 30, 2017, the summary statistics of the Company’s Agency MBS portfolio were as follows:

	December 31, 2017	September 30, 2017
	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	3.45%	3.40%
Hybrid adjustable-rate Agency MBS	2.44	2.45
15-year fixed-rate Agency MBS	2.79	2.79
15-year fixed-rate TBA Agency MBS	2.75	2.75
20-year and 30-year fixed-rate Agency MBS	3.53	3.54
Total Agency MBS:	3.02%	2.99%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.81%	102.89%
Hybrid adjustable-rate Agency MBS	102.67	102.70
15-year fixed-rate Agency MBS	102.40	102.44
15-year fixed-rate TBA Agency MBS	101.06	101.86
20-year and 30-year fixed-rate Agency MBS	103.62	103.70
Total Agency MBS:	102.56%	102.69%
Average asset yield (weighted average coupon divided by average amortized cost)	2.94%	2.91%
Unamortized premium	$117.5 million	$117.2 million
Unamortized premium as a percentage of par value	2.56%	2.69%
Premium amortization expense on Agency MBS for the respective quarter	$8.0 million	$8.9 million

At December 31, 2017 and September 30, 2017, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	December 31, 2017	September 30, 2017
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	15%	20%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	18%	20%
Weighted average term to next interest rate reset on Agency MBS	27 months	26 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and are collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following tables summarize the Company’s Non-Agency MBS at December 31, 2017 and September 30, 2017:

	December 31, 2017
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Prime	$42,381	$41,378	$50,820	81.42%	4.75%	5.56%
Alt-A	569,979	544,948	714,396	76.28%	5.56%	5.41%
Subprime	20,998	19,610	21,654	90.56%	4.03%	5.39%
Non-performing	94,245	93,715	94,228	99.46%	5.20%	5.71%
Agency Risk Transfer	33,222	30,973	35,750	86.64%	4.14%	5.94%
Total Non-Agency MBS	$760,825	$730,624	$916,848	79.69%	5.39%	5.48%

	September 30, 2017
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
	(in thousands)
	(unaudited)
Prime	$44,566	$42,944	$52,816	81.31%	4.81%	5.79%
Alt-A	565,927	544,729	712,949	76.41%	5.56%	5.40%
Subprime	21,842	19,864	22,066	90.02%	3.90%	5.47%
Non-performing	75,026	74,415	75,197	98.96%	4.92%	5.72%
Agency Risk Transfer	20,714	19,205	23,750	80.86%	3.88%	6.19%
Total Non-Agency MBS	$728,075	$701,157	$886,778	79.07%	5.38%	5.48%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at December 31, 2017 and September 30, 2017:

	December 31, 2017	September 30, 2017
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment	$639,351	$667,880
Asset-backed securities issued by securitization trusts	629,984	658,513
Retained net interest in loans held in securitization trust	$9,367	$9,367

Residential Real Estate

At December 31, 2017 and September 30, 2017, Anworth Properties Inc. owned 88 single-family residential rental properties located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $14.1 million and $14.2 million, respectively.

MBS Portfolio Financing

	December 31, 2017
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,845,000	$520,695	$4,365,695
Average interest rate	1.47%	2.87%	1.64%
Average maturity	33 days	14 days	31 days
Average interest rate after adjusting for interest rate swaps			1.77%
Average maturity after adjusting for interest rate swaps			674 days

	September 30, 2017
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,865,000	$477,848	$4,342,848
Average interest rate	1.32%	2.68%	1.47%
Average maturity	31 days	13 days	29 days
Average interest rate after adjusting for interest rate swaps			1.57%
Average maturity after adjusting for interest rate swaps			603 days

Portfolio Leverage

At December 31, 2017, the Company’s leverage multiple was 5.94x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 6.97x at December 31, 2017. At September 30, 2017, the Company’s leverage multiple was 5.89x and the effective leverage was 6.92x.

Interest Rate Swaps

At December 31, 2017 and September 30, 2017, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	December 31, 2017				September 30, 2017
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(in thousands)				(in thousands)
	(unaudited)				(unaudited)
Less than 12 months	$410,000	0.96%	4	0.3	$435,000	0.90%	4	0.3
1 year to 2 years	725,000	1.60	19	1.6	475,000	1.46	21	1.7
2 years to 3 years	516,000	1.62	33	2.8	466,000	1.54	31	2.6
3 years to 4 years	350,000	1.90	43	3.6	350,000	1.64	43	3.6
4 years to 5 years	220,000	1.92	56	4.7	75,000	1.72	56	4.7
5 years to 7 years	260,000	1.98	74	6.2	305,000	1.90	73	6.0
7 years to 10 years	200,000	2.08	101	8.4	175,000	2.07	105	8.8
	$2,681,000	1.65%	37	3.1	$2,281,000	1.51%	38	3.1

Effective Net Interest Rate Spread

	December 31, 2017	September 30, 2017
	(unaudited)
Average asset yield, including TBA dollar roll income	3.16%	3.10%
Effective cost of funds	1.92	1.96
Effective net interest rate spread	1.24%	1.14%

Certain components of the effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On December 15, 2017, the Company declared a quarterly common stock dividend of $0.15 per share for the fourth quarter ended December 31, 2017. Based upon the closing price of $5.44 on December 31, 2017, the annualized dividend yield on the Company’s common stock at December 31, 2017 was 11.03%.

Book Value per Common Share

At December 31, 2017, the Company’s book value was $5.91 per share of common stock, which was a decrease of $0.13 from $6.04 in the prior quarter.

The $0.15 quarterly dividend less the $0.13 decrease in book value per common share from the prior quarter resulted in a return on book value per common share of 0.3% for the quarter ended December 31, 2017 and 9.4% for the year ended December 31, 2017.

Stock Transactions

During the quarter ended December 31, 2017, the Company issued an aggregate of 185,345 shares of its Series C Preferred Stock under its At Market Issuance Sales Agreement, which provided net proceeds to the Company of approximately $4.6 million.

Subsequent Events

From January 2, 2018 through February 13, 2018, the Company issued an aggregate of 21,295 shares of its Series C Preferred Stock under its At Market Issuance Sales Agreement, which provided net proceeds to the Company of approximately $530 thousand.

Conference Call

The Company will host a conference call on Thursday, February 15, 2018 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its fourth quarter 2017 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 15, 2018. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 11016799. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2017	2016
	(unaudited)
ASSETS
Agency MBS at fair value (including $4,073,852 and $3,707,062 pledged to counterparties at December 31, 2017 and December 31, 2016, respectively).	$4,278,797	$3,925,193
Non-Agency MBS at fair value (including $661,445 and $525,169 pledged to counterparties at December 31, 2017 and December 31, 2016, respectively).	760,825	641,246
Residential mortgage loans held-for-investment(1)	639,351	744,462
Residential real estate	14,143	14,262
Cash and cash equivalents	12,273	31,031
Restricted cash	11,157	12,390
Interest and dividends receivable	18,091	16,203
Derivative instruments at fair value	27,793	8,192
Prepaid expenses and other	3,111	2,797
Total Assets	$5,765,541	$5,395,776
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$15,835	$11,850
Repurchase agreements	4,365,695	3,911,015
Asset-backed securities issued by securitization trusts(1)	629,984	728,683
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	1,335	34,302
Dividends payable on preferred stock	2,272	1,660
Dividends payable on common stock	14,721	14,358
Accrued expenses and other	897	1,506
Total Liabilities	$5,068,119	$4,740,754
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $25,241, respectively); 780 and 1,010 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	$19,455	$23,924
Stockholders’ Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($49,725 and $12,146, respectively); 1,989 and 486 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	48,420	11,321
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,137 shares issued and outstanding at December 31, 2017 and 95,718 shares issued and outstanding at December 31, 2016, respectively	981	957
Additional paid-in capital	980,243	966,714
Accumulated other comprehensive income consisting of unrealized gains and losses	17,021	8,648
Accumulated deficit	(415,235)	(403,079)
Total Stockholders’ Equity	$677,967	$631,098
Total Liabilities and Stockholders’ Equity	$5,765,541	$5,395,776
____________________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At December 31, 2017 and December 31, 2016, total assets of the consolidated VIEs were $641 million and $747 million, respectively (including accrued interest receivable of $2.1 million and $2.5 million, respectively), and total liabilities were $632 million and $731 million, respectively (including accrued interest payable of $2.0 million and $2.4 million, respectively).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2017		December 31, 2016
	(unaudited)		(unaudited)
Interest and other income:
Interest-Agency MBS	$23,891	$76,657	$19,964	$69,912
Interest-Non-Agency MBS	9,607	38,266	8,667	35,852
Interest-residential mortgage loans	6,515	27,720	7,854	34,637
Other interest income	22	105	17	51
	40,035	142,748	36,502	140,452
Interest Expense:
Interest expense on repurchase agreements	16,881	53,954	9,532	36,505
Interest expense on asset-backed securities	6,346	26,939	7,548	32,480
Interest expense on junior subordinated notes	423	1,626	375	1,435
	23,650	82,519	17,455	70,420
Net interest income	16,385	60,229	19,047	70,032
Operating Expenses:
Management fee to related party	(1,871)	(7,503)	(1,927)	(7,883)
General and administrative expenses	(1,565)	(5,802)	(1,584)	(6,336)
Total operating expenses	(3,436)	(13,305)	(3,511)	(14,219)
Other income (loss):
Income-rental properties	413	1,710	425	1,688
(Loss) on sales of MBS	-	(2,168)	(14,827)	(1,935)
Impairment charge on Non-Agency MBS	-	(2,399)	(1,548)	(1,548)
Unrealized (loss) gain on Agency MBS held as trading investments	(7,279)	2,793	-	(13,777)
Gain on sales of residential mortgage loans held-for-investment	-	378	-	749
Gain (loss) on derivatives, net	10,121	7,132	16,226	(18,509)
Recovery on Non-Agency MBS	-	2	9	12
Total other income (loss)	3,255	7,448	285	(33,320)
Net income (loss)	$16,204	$54,372	$15,821	$22,493
Dividends on preferred stock	(2,278)	(8,173)	(1,660)	(6,583)
Net income (loss) to common stockholders	$13,926	$46,199	$14,161	$15,910
Basic earnings (loss) per common share	$0.14	$0.48	$0.15	$0.17
Diluted earnings (loss) per common share	$0.14	$0.47	$0.14	$0.17
Basic weighted average number of shares outstanding	98,074	96,764	95,706	96,408
Diluted weighted average number of shares outstanding	101,909	100,479	100,485	101,068

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2017		December 31, 2016
	(unaudited)		(unaudited)
Net income (loss)	$16,204	$54,372	$15,821	$22,493
Available-for-sale Agency MBS, fair value adjustment	(16,177)	(24,939)	(33,857)	(346)
Reclassification adjustment for loss on sales of Agency MBS included in net income	-	2,233	39	2,072
Available-for-sale Non-Agency MBS, fair value adjustment	3,283	28,730	4,466	(690)
Reclassification adjustment for (gain) on sales of Non-Agency MBS included in net income	-	(65)	(137)	(137)
Unrealized gains on swap agreements	949	2,334	610	6,328
Reclassification adjustment for interest expense on swap agreements included in net income	(292)	79	77	472
Other comprehensive income	(12,237)	8,372	(28,802)	7,699
Comprehensive income	$3,967	$62,744	$(12,981)	$30,192

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended December 31, 2017 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended December 31, 2017 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current Core Earnings, as this charge represents future loss expectations;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended December 31, 2017. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	December 31, 2017
	Amount	Per Share
	(in thousands)
	(unaudited)
Net income to common stockholders	$13,926	$0.14
Adjustments to derive core earnings:
Unrealized loss on Agency MBS held as trading investments	7,279	0.07
Gain on derivatives - interest rate swaps, net	(12,267)	(0.13)
Loss on derivatives-TBA Agency MBS, net	2,146	0.02
Amortization of other comprehensive income on de-designated swaps(1)	(291)	—
Periodic net settlement on interest rate Swaps after de-designation(2)	(1,150)	(0.01)
Dollar roll income on TBA Agency MBS(3)	2,616	0.03
Premium amortization on Agency MBS	7,968	0.08
Paydown expense(4)	(6,377)	(0.06)
Depreciation expense on residential rental properties(5)	117	—
Core earnings	$13,967	$0.14
Basic weighted average number of shares outstanding	98,074
____________________
(1)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(2)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(3)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is included in the Company’s statements of operations.
(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	December 31, 2017
	Amount	Annualized Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$40,035	2.83%
Income-rental properties	413	0.03
Dollar roll income on TBA Agency MBS(1)	2,616	0.19
Premium amortization on Agency MBS	7,968	0.56
Paydown expense on Agency MBS(2)	(6,377)	(0.45)
Total interest and other income and average asset yield, including TBA dollar roll income	$44,655	3.16%
Effective Cost of Funds:
Total interest expense	$23,650	1.86%
Periodic net settlement on interest rate Swaps after de-designation(3)	1,150	0.09
Amortization of other comprehensive income on de-designated Swaps(4)	(291)	(0.03)
Effective total interest expense and effective cost of funds	$24,509	0.02%
Effective net interest rate spread		1.24%
Average earning assets	$5,657,184
Average borrowings	$5,098,816
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(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4)	This amount represents the amortization of the balance remaining in “Accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com